UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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RUBICON FINANCIAL INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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19200 Von Karman Avenue, Suite 350

Irvine, California 92612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 19, 2008

Dear Rubicon Financial Incorporated Shareholders:

We will hold the Annual meeting of Shareholders of Rubicon Financial Incorporated (“Rubicon”) on June 19, 2008, at 10:00 a.m., local time, at the offices of Rubicon for the following purposes:

1.

To elect a new Board of Directors for Rubicon to hold office until the next annual Shareholder’s meeting, (current nominations are for Joseph Mangiapane, Jr., Terence Davis, Brad Bunch, James Udel, Craig Triance, Suzanne Herring and Todd Vande Hei);

2.	To affirm Weaver & Martin, LLC as auditors for the next year.

The Board of Directors has determined that the Proposals are fair to, and in the best interests of Rubicon Shareholders and unanimously recommends that you vote “FOR” the Proposals.

Only Rubicon Shareholders of record at the close of business on April 30, 2008 are entitled to notice of and to vote at the Annual meeting or any adjournment or postponement thereof. A complete list of the Shareholders entitled to vote at the Annual meeting or any adjournments or postponements of the Annual meeting will be available at and during the Annual meeting.

The information contained in this letter is only a summary of the actions to be voted on at the Annual Meeting and is not meant to be complete and exhaustive. You are encouraged to read the attached proxy statement, including its exhibits, in its entirety for further information regarding the proposals.

By Order of the Board of Directors

/s/ Joseph Mangiapane, Jr.

                                                                                                                       Joseph Mangiapane, Jr.

Chairman

Irvine, California

April 30, 2008

IMPORTANT

Whether or not you expect to attend the annual meeting in person, Rubicon urges you to please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and mailing the enclosed proxy will save Rubicon the expenses and extra time of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

19200 Von Karman Ave., Suite 350

Irvine, California 92612

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

June 19, 2008

This proxy statement is furnished in connection with the solicitation by the board of directors of Rubicon Financial Incorporated (“Rubicon”) of proxies in the accompanying form for the annual meeting of shareholders to be held on Thursday, June 19, 2008 at 10:00 a.m., local time, at the Rubicon executive offices at 19200 Von Karman, Suite 350, Irvine, California 92612 and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to shareholders on or before May 9, 2008.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by Rubicon’s Board of Directors. Rubicon will bear the costs of such solicitation and will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on April 30, 2008, the record date for the annual meeting, Rubicon had outstanding and entitled to vote 11,360,662 shares of common stock. Each share of common stock is entitled to one vote per share on all matters submitted to a vote of Rubicon’s shareholders. Only shareholders of record at the close of business on April 30, 2008 are entitled to vote at the annual meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of common stock holding in the aggregate a majority of the common stock entitled to vote shall constitute a quorum for the transaction of business.

Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

VOTING PROCEDURES AND TABULATION

Rubicon will appoint an election inspector to act at the meeting and to make a written report thereof. Prior to the meeting, the inspector will sign an oath to perform its duties in an impartial manner and to the best of its ability. The inspector will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspector will tabulate the number of votes cast for, against or abstained from the proposal described in the foregoing notice.

If a shareholder abstains from voting on the proposal presented at the meeting, it will have the same effect as a vote cast “AGAINST” such proposal.

If Rubicon receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposal, such shares will be voted in accordance with the recommendation of the board of directors for such proposal.

Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any “broker non-votes” will be counted for the purposes of determining whether a quorum is present for the meeting, but will not be counted as votes cast regarding the proposal. Therefore, all “broker non-votes” will have the same effect as a vote cast “AGAINST” the proposal.

PROPOSAL 1. ELECTION OF DIRECTORS

Rubicon Shareholders elect the members of the Board of Directors annually. Current nominations are for Joseph Mangiapane, Jr., Terence Davis, Brad Bunch, James Udel, Craig Triance, Suzanne Herring and Todd Vande Hei. The election of Rubicon directors requires a majority of the votes cast in person or by proxy at the meeting. The nominees have consented to their nomination to the Board of Directors, and will serve if elected. However, if any nominee should become unavailable for election, the accompanying proxy will be voted for the election of Rubicon current directors as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the director. Rubicon has no reason to believe that any of the nominees will be unavailable to serve if elected.

The following information is provided regarding the nominees for election to the Board of Directors.

Joseph Mangiapane, Jr. is the Chief Executive Officer and has been the Chairman of the Rubicon’s Board of Directors since September 2006. Mr. Mangiapane was a senior registered options principal, compliance registered options principal, and a registered representative with Advantage Investment Strategies, Inc., and a FINRA registered broker/dealer from 2005 to 2007. From 2000 to 2004, Mr. Mangiapane owned and managed a restaurant in Orange County, California. From 1992 to 2000, Mr. Mangiapane was a stockholder, senior registered options principal, compliance registered options principal, and a registered representative with Tradeway Securities Group in Irvine, California. From 1987 to 1989, Mr. Mangiapane was an account executive with Paine Webber’s Sexton Group, and from 1986 to 1987, he was an employee with Drexel Burnham Lambert. Mr. Mangiapane’s father was a founder of Dial-A-Cup, a wholly owned subsidiary of Rubicon.

Terence A. Davis is the President and has been a Director of Rubicon since February 2004 and serves on its Governance, Compensation and Nominating Committee and is Chairman of its Audit Committee. Mr. Davis is a Director and Secretary of Rubicon Financial Insurance Services, Inc. and Chairman and Secretary of Rubicon Real Estate & Mortgages, Inc., wholly-owned subsidiaries of Rubicon. Mr. Davis owned and operated Golden Saw Construction from 1986 to 2004. From 1991 through 1997 Mr. Davis served as President and a Director of InvestAmerica, Inc., a Nevada company. He has degrees in Business Administration and Accounting from Oklahoma State.

Brad L. Bunch has been a Director of Rubicon since February 2004 and is Chairman of its Governance, Compensation and Nominating Committee. Mr. Bunch received his Juris Doctor from the University of San Diego School of Law in 1969. From 1982 to the present, Mr. Bunch has served as the CEO and Managing Director of Automotive Systems Group, Inc. in Alhambra, California. From 1981 to the present, Mr. Bunch has served as Counsel for the Law Offices of McCollum & Bunch in Fresno, California. The law office deals with all phases of business transactions, mergers and acquisitions, environmental issues, corporate, joint ventures, with emphasis on business solutions.

James Udel has been a Director of Rubicon since February 2004. Mr. Udel received his BA in Photojournalism from Tarrant County College in Ft. Worth, Texas in 1982. Mr. Udel is the owner of Udel Brothers Studios, a photography company since 1985. From 1980 to the present Mr. Udel has worked for Mark Brinbaum Productions in Dallas, Texas. Mr. Udel has shot stills on over 100 commercials, including Six Flags, Dr. Pepper, Pizza Hut, Dallas Cowboys and Ford Motor Company.

Craig Triance has been a Director of Rubicon since February 2004. Mr. Triance received his Juris Doctor from the J.D. Loyola Law School of Los Angeles, California in 1992. From 1995 to the present Mr. Triance has served as the Principal Attorney for the Law Offices of Craig Triance in San Dimas, California. Mr. Triance’s legal background includes civil and probate litigation, estate planning and probate. Mr. Triance has also formed and served as general counsel for several dozen California and Nevada corporations. From 2000 through 2003, Mr. Triance wrote a monthly legal matters column for the San Dimas Community News. He co-founded and operates Cambridge Financial Consultants, LLC, a mortgage company located in El Monte, CA.

Suzanne Herring has been a Director of Rubicon since March 2007 and has agreed to serve on the Audit Committee and act as the Corporations Audit Committee Financial Expert. Ms. Herring has over 19 years of financial, private and public accounting experience. Ms. Herring has worked as an auditor of public and non-public companies and has served as a chief financial officer for multiple businesses. Further, Ms. Herring has a broad individual and corporate taxation background. Since February 2008, Ms. Herring has been president of Accuity Financial Inc., a Las Vegas, Nevada based consulting firm specializing in providing contract CFO services and internal control compliance and implementation to publicly traded small business issuers. From February 2005 to February 2008, Ms. Herring was president of Accuity Financial Services, Inc. (f/k/a Opus Pointe), a Las Vegas, Nevada based consulting firm. In addition, from 1995 to present, Ms. Herring has owned and operated American West Financial Services, a Las Vegas, Nevada based financial and taxation consulting firm. From 2003 through 2005, Ms. Herring was an auditor for a Las Vegas, Nevada based CPA firm, Beckstead and Watts, LLP. Prior to joining Beckstead and Watts, Ms. Herring served as the Chief Financial Officer for a Las Vegas, Nevada based commercial development and construction company. From 1993 to 1995, Ms. Herring served as a staff accountant for Piercy, Bowler, Taylor & Kern CPAs, a Las Vegas, Nevada based CPA firm. In addition, Ms. Herring is a member of the American Institute of Certified Public Accountants (AICPA). Ms. Herring majored in accounting and minored in finance at the University of Nevada Las Vegas. Further, Ms. Herring serves as the Chief Financial Officer of AFV Solutions, Inc., a 34 Act registered company.

Todd Vande Hei, has been a Director since July 2007 and is currently a manager and member of several Real Estate-related LLC’s, including Real Estate holding, new construction, and property management. From 1998 through 2005 he held the following positions at Fabrica International (Santa Ana, CA), a Carpet and Rug Manufacturer, Distributor, Importer/Exporter, and a wholly-owned subsidiary of The Dixie Group (Chattanooga, TN), including Officer and Vice President of The Dixie Group: President, Vice President of Sales, and Regional Manager. From 1995 to 1998 he was the owner-operator of a Manufacturers’ Agency in the Flooring Industry and a Regional Vice President of Shaw Industries, a division of Berkshire Hathaway. From 1992 to 1995 he held the position of Group President for College Craft Enterprises, managing the Chicago Metropolitan Area! ’s Operations, Sales and Marketing. From 1990 to 1992 Mr. Vande Hei worked in Sales for Fabrica International. He is a graduate of the Leadership for Extraordinary Performance Program at the University of Virginia’s Darden School of Business and was a trainer at The Dixie Group’s Leadership Legacy Program. In 1990 he graduated from St. John’s University with a B.A. in Management.

The Board of Directors has analyzed the independence of each director and has concluded that Messrs. Bunch, Udel and Vande Hei are considered independent Directors in accordance with the director independence standards of the American Stock Exchange, and has determined that none of them has a material relationship with Rubicon which would impair their independence from management.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the seven nominees identified above. Rubicon expects each nominee to be able to serve if elected, but if any nominee notifies Rubicon before this meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Audit Committee and Financial Expert

On February 15, 2007, Rubicon’s board of directors enacted an Audit Committee Charter and established an Audit Committee, which is comprised of two directors; Terence Davis and Suzanne Herring (appointed on March 6, 2007). Ms. Herring also serves as the Audit Committee Financial Expert. Neither Mr. Davis nor Ms. Herring are independent directors. The purpose of the Audit Committee is to assist the Board in oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors audit function.

Nominating Committee

On January 15, 2007, Rubicon’s board of directors elected to establish a Governance, Compensation and Nominating Committee and approved the Committee’s Charter. The Committee members are Terence Davis and Brad Bunch.

Director Nomination Procedures

The Governance, Compensation and Nominating Committee determines nominees for directors.

Generally, nominees for directors are identified and suggested by the members of the board or management using their business networks. The board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the Governance, Compensation and Nominating Committee will consider the following criteria:

1.

whether the nominee has the personal attributes for successful service on the board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of Rubicon;

2.

whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.

whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to Rubicon’s current or future business, will add specific value as a board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing board member to continue his service.

The Governance, Compensation and Nominating Committee has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for board membership. Rather the Governance, Compensation and Nominating Committee will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the shareholders for election as a director. During 2007, the Compensation and Nominating Committee nominated Ms. Suzanne Herring and Mr. Vande Hei to serve as new board members.

Rubicon will consider for inclusion in its nominations of new board of director nominees proposed by shareholders who have held at least 1% of the outstanding voting securities of Rubicon for at least one year. Board candidates referred by such shareholders will be considered on the same basis as board candidates referred from other sources. Any shareholder who wishes to recommend for Rubicon’s consideration a prospective nominee to serve on the board of directors may do so by giving the candidate’s name and qualifications in writing to Rubicon’s Secretary at the following address: 19200 Von Karman Avenue, Suite 350, Irvine, California 92612.

Compensation Committee

On January 15, 2007, Rubicon’s board of directors established a Governance, Compensation and Nominating Committee and approved the Committee’s Charter. The initial Committee members are Terence Davis and Brad Bunch and they will oversee the review of all employment agreements and recommend compensation for our executive officers.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the Board or a particular director may send a letter to the Secretary of Rubicon at 19200 Von Karman Avenue, Suite 350, Irvine, California 92612. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual Directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or Directors.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
•	Accountability for adherence to the code.

On March 12, 2007, Rubicon adopted a corporate code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.

Current Officers and Directors

The following table sets forth the names and positions of Rubicon’s executive officers and directors.

Name	Age	Title
Joseph Mangiapane, Jr.	43	Chief Executive Officer and Chairman
Terence Davis	60	President and Director
Thomas Jandt	38	Executive Vice President of Business Development
Brad Bunch	64	Director
James Udel	48	Director
Craig Triance	46	Director
Suzanne Herring	43	Director
Todd Vande Hei	40	Director

Terence Davis (See Resumé on Page 2 above).

Joseph Mangiapane, Jr. (See Resumé on Page 2 above).

Thomas E. Jandt is Executive Vice President of Business Development of Rubicon since March 2007. Mr. Jandt has over 14 years experience in the financial services markets, serving as an officer, director and manager for corporations in the equity markets and is currently licensed as a stockbroker and investment banker.  Prior to joining Rubicon, Mr. Jandt was the founder and head of Investment Banking of The Private Client Group, established in 1995, offering securities through Tradeway Securities Group, Inc. Mr. Jandt currently operates The Private Client Group as CEO, now offering securities through Advantage Investment Strategies, Inc. The Private Client Group has successfully managed over $400 million dollars in assets over the past 10 years and has raised over $56 million dollars of investment capital through its investor network. Additionally, Mr. Jandt is the Founder and CEO of Accelerate-Financial, Inc., a business development corporation, which was organized in 2003 for the purpose of assisting businesses with marketing, management and creating an appropriate capital structure for companies seeking financing through capital markets. Mr. Jandt is also the Chairman & Founder of Champions & Heroes, a non-profit 501 c 3 charitable foundation. Mr. Jandt was educated at Cal Poly San Luis Obispo.

Brad Bunch (See Resumé on Page 2 above).

James Udel (See Resumé on Page 2 above).

Craig Triance (See Resumé on Page 2 above).

Suzanne Herring (See Resumé on Page 3 above).

Todd Vande Hei	(See Resumé on Page 3 above).

Limitation of Liability of Directors

Pursuant to our Certificate of Incorporation, we have agreed to indemnify our directors to the fullest extent permitted by Delaware General Corporate Law. Under General Delaware Corporate Law, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed in or not opposed to be in the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. To the extent that any director has been successful on the merits or otherwise in defense of any action, suit, proceeding, as discussed herein, whether civil, criminal, administrative, or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith. A Certificate of Incorporation does not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct or a knowing violation of law by a director. Additionally, General Delaware Corporate Law does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of shareholders and until their successors have been elected and qualified.

None of our executive officers or directors has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers or directors has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. All reports required by Section 16(a) were filed in connection with the securities issuances to our officers and directors during fiscal 2007.

Executive Compensation

The following table sets forth summary compensation information for the year ended December 31, 2007 for our chief executive officer and other executive officers, whom we refer to throughout this proxy statement as our named executive officers, whose total compensation exceeded $100,000.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compen-sation ($)	Total ($)

Joseph Mangiapane, Jr.	2007	$108,000(1)	--	$1,299,325(2)	$12,000(3)	$1,419,325
Chief Executive Officer	2006	--	--	--	--	--

Terence Davis	2007	--	--	$1,499,990(4)	--	$1,499,990
President	2006	--	--	--	--	--
	2005	--	--	--	--	--

Thomas Jandt	2007	--	$866,667(5)	--	$1,993,333(5)	$2,860,000
Senior Vice President of Business Development

Michael Sederoff	2007	$58,088(6)	$87,267(7)	--	$1,122(8)	$146,477
Former Chief Financial Officer

(1)

Mr. Mangiapane commenced his employment with Rubicon in September 2006 and began receiving compensation on January 1, 2007. We agreed to pay Mr. Mangiapane a monthly salary of $9,000 pursuant to his employment agreement.

(2)

On January 1, 2007, Rubicon granted options to purchase up to 500,000 shares of its common stock at $1.00 per share for five years to Mr. Mangiapane pursuant to his employment agreement. The aggregate fair value of the option grant totaled $1,299,325, which represents the estimated total fair market value of stock options granted to Mr. Mangiapane under SFAS 123(R), as discussed in Note 7 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement. As of December 31, 2007, $433,108 was expensed as executive compensation and $866,217 remained in unamortized shares issued for services.

(3)	Represents Mr. Mangiapane’s $1,000 per month automobile allowance paid in accordance with his employment agreement.

(4)

On December 26, 2007, Rubicon granted options to purchase up to 500,000 shares of its common stock at $2.50 per share for five years to Mr. Davis as a bonus. This amount represents the estimated total fair market value of stock options granted to Mr. Davis under SFAS 123(R), as discussed in Note 7 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement.

(5)

Mr. Jandt commenced his employment with Rubicon on March 1, 2007 and Rubicon paid him $100,000 in cash and issued 2,300,000 shares of its common stock as a signing bonus pursuant to his employment agreement. Rubicon recorded executive compensation totaling $2,760,000, the fair value of the underlying shares. The value of the common stock will be amortized over the term of the agreement on a straight-line basis. During the year ended December 31, 2007, the executive compensation totaled $766,667. As of December 31, 2007, $1,993,333 remained in unamortized shares issued for services.

(6)	Mr. Sederoff commenced his employment with Rubicon on February 1, 2007 and subsequently resigned on September 4, 2007.

(7)

Amount represents the estimated total fair market value of 38,401 shares of common stock issued to Mr. Sederoff under SFAS 123(R), as discussed in Note 6 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement. Subsequent to year end, Mr. Sederoff agreed to cancel 13,401 of the shares of common stock and execute a two-year lock-up agreement on the other 25,000 shares.

(8)	Represents the reimbursement of health insurance premiums prior to Rubicon obtaining a group health plan.

Grants of Plan-Based Awards in Fiscal 2007

The following table lists grants of plan-based awards made to our named executive officers for the fiscal year ended December 31, 2007 and related fair value for fiscal 2007.

Name	Fiscal Year	Grant Date	Possible Future Payouts Under Non-Equity Incentive Plan Awards	All Other Awards: Number of Shares or Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards

Joseph Mangiapane, Jr.	2007	01/01/2007	-	500,000	$1.00	$1,299,325(1)

Terence Davis	2007	12/26/2007	-	500,000	2.50	$1,499,990(2)

Thomas Jandt	2007	03/01/2007	-	2,300,000	-	$2,760,000(3)

Michael Sederoff(4)	2007	02/01/2007	-	25,000(4)	-	$61,250(5)
		09/04/2007	-	13,401(4)	-	$26,017(5)

(1)

Amount represents the estimated total fair market value of stock options granted to Mr. Mangiapane under SFAS 123(R), as discussed in Note 7 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement.

(2)

Amount represents the estimated total fair market value of stock options granted to Mr. Davis under SFAS 123(R), as discussed in Note 7 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement.

(3)

Rubicon issued 2,300,000 shares of its common stock as a signing bonus pursuant to his employment agreement. Rubicon recorded executive compensation totaling $2,760,000, the fair value of the underlying shares. The value of the common stock will be amortized over the term of the agreement on a straight-line basis. During the year ended December 31, 2007, the executive compensation totaled $766,667. As of December 31, 2007, $1,993,333 remained in unamortized shares issued for services.

(4)

Mr. Sederoff resigned as our Chief Financial Officer on September 4, 2007. Further, Mr. Sederoff was issued 25,000 on March 1, 2007 concurrent with the execution of his employment agreement. Upon Mr. Sederoff’s resignation he was to be issued an additional 13,401 shares of common stock pursuant to the terms of the employment agreement. The additional shares were not issued as of

December 31, 2007 and subsequent to year end, Mr. Sederoff agreed to cancel the 13,401 shares of common stock and execute a two-year lock-up agreement on the other 25,000 shares.

(5)

Amounts represent the estimated total fair market value of the shares of common stock issued to Mr. Sederoff under SFAS 123(R), as discussed in Note 6 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by our named executive officers as of December 31, 2007.

		Option Awards
	Fiscal Year	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Joseph Mangiapane, Jr.	2007	500,000	-	$1.00	12/31/11

Terence Davis	2007	500,000	-	$2.50	12/25/12

Thomas Jandt(1)	2007	-	-	-	-

Michael Sederoff	2007	-	-	-	-

(1)	Mr. Jandt did not have any unexercised options; stock that has not vested; or equity incentive plan awards as of December 31, 2007.

(2)

Mr. Sederoff resigned on September 4, 2007 and was to be issued an additional 13,401 shares of common stock pursuant to the terms of his employment agreement. The additional shares were not issued as of December 31, 2007 and subsequent to year end, Mr. Sederoff agreed to cancel the 13,401 shares of common stock.

Option Exercises for 2007

There were no options exercised by our named executive officers in fiscal 2007.

Equity Compensation Plan Information

December 31, 2007 Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (c)
Equity compensation plans approved by shareholders	1,500,000	$ 1.79	6,000,000
Equity compensation plans not approved by shareholders	--	--	6,000,000
Total	1,500,000	$ 1.79	6,000,000 (1)

(1)

As of December 31, 2007, 1,500,000 options were available for issuance under Rubicon’s 2007 stock option plan and 4,500,000 options/shares were available for issuance under Rubicon’s 2007 acquisition stock plan.

Executive Employment Agreements

Joseph Mangiapane, Jr.:

On January 1, 2007, Rubicon entered into an employment agreement with Joseph Mangiapane, Jr., its Chief Executive Officer. The Employment Agreement provides for a term commencing on January 1, 2007 and expiring on December 31, 2010, with an automatic two year renewals unless otherwise terminated as described in the agreement. Mr. Mangiapane is entitled to the following compensation pursuant to the Employment Agreement.

•	Rubicon has agreed to pay Mr. Mangiapane a base salary of $9,000 per month with yearly adjustments being determined by specified criteria and our board of directors.
•

Mr. Mangiapane is entitled to incentive compensation determined after the completion of the annual independent audit and based upon our net operating profits before taxes, interest, any other executive bonuses paid, depreciation and amortization (“EBITBDA”) and a cumulative scaled percentage. The incentive compensation is limited to six times Mr. Mangiapane’s base salary.

•

As a signing bonus, Mr. Mangiapane was granted an option to purchase 500,000 shares of our common stock for $1.00 per share for a period of five (5) years, which vested and became exercisable immediately.

•	Mr. Mangiapane will be eligible to participate in Rubicon’s Stock Option Plan and Stock Purchase Plan during the term of his employment.
•

In the event Rubicon terminates Mr. Mangiapane’s employment agreement without “cause” (as defined in the Employment Agreement) or Mr. Mangiapane resigns with “good reason” (as defined in the Employment Agreement), Mr. Mangiapane shall be entitled to receive, through the end of the term his base salary and incentive compensation.

•

If the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement), Mr. Mangiapane shall receive his base salary and incentive compensation through the date of termination. However, if a dispute arises between Rubicon and Mr. Mangiapane that is not resolved within 60 days and neither party initiates arbitration, we have the option to pay Mr. Mangiapane a lump sum of 6 months base salary as “severance payment” rather than pay Mr. Mangiapane’s salary and incentive compensation through the date of termination.

•

In the event Mr. Mangiapane becomes incapacitated by reason of accident, illness, or other disability whereby he is unable to carry on substantially all of his normal duties for a continuous period of 120 days, the Employment Agreement will terminate and Mr. Mangiapane will receive (1) through the end of the fiscal year his incentive compensation and (2) his base salary for a 6 month period reduced by the amount of any payment received from disability insurance proceeds.

•	In the event Mr. Mangiapane dies during the term of the Employment Agreement, Rubicon will pay to the estate of Mr. Mangiapane his incentive compensation and his base salary for a period of 6 months.

Thomas Jandt:

On March 1, 2007, Rubicon entered into an employment agreement with Thomas Jandt to serve as its executive vice president of business development. The Employment Agreement is for a three-year term commencing on March 1, 2007 and expiring on February 28, 2010, with the option to renew by mutual written agreement or unless otherwise terminated as described in the agreement. Mr. Jandt will receive the following compensation pursuant to the Employment Agreement.

•

Mr. Jandt agreed to waive any salary for the services performed under this agreement until such time that we have established or acquired a subsidiary in the brokerage industry and Mr. Jandt would then become a full-time employee of such subsidiary. However, our board of directors may pay Mr. Jandt a base salary at any point during the Term of the agreement.

•

As a signing bonus, Rubicon agreed to pay Mr. Jandt a one-time cash bonus of $100,000 within five days of executing the agreement. If Mr. Jandt does not remain employed by us for the entire 36 month Original Term of the Employment Agreement, Mr. Jandt shall repay Rubicon a monthly pro-rated portion of the cash bonus equal to $2,777.78 for each month of the remaining Original Term of the Employment Agreement. (For instance, if Mr. Jandt’s employment ceases after 12 months of service, Mr. Jandt would repay Rubicon an amount equal to 24 months of the cash bonus, which equals $66,666.72.)

•	Furthermore, Rubicon agreed to issue Mr. Jandt’s nominee, PCG Investments, LLC, a signing bonus of 2,300,000 shares of its restricted common stock.
•	Mr. Jandt will be eligible to participate in Rubicon’s Stock Option Plan and Stock Purchase Plan during the term of his employment.
•	In the event Rubicon terminates Mr. Jandt’s Employment Agreement without “cause” (as defined in the Employment Agreement) Mr. Jandt will be paid his base salary, if any, for a two-month period.
•	If Mr. Jandt resigns with “good reason” (as defined in the Employment Agreement), Mr. Jandt shall be paid his base salary, if any, for a one-month period.

•

If the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement), Mr. Jandt shall receive his base salary, if any, and incentive compensation through the date of termination. However, if a dispute arises between Rubicon and Mr. Jandt that is not resolved within 60 days and neither party initiates arbitration, Rubicon has the option to pay Mr. Jandt a lump sum of 2 months base salary, if any, as “severance payment” rather than pay Mr. Jandt’s salary through the date of termination.

•

In the event Mr. Jandt becomes incapacitated by reason of accident, illness, or other disability whereby he is unable to carry on substantially all of his normal duties for a continuous period of 30 days, the Employment Agreement will terminate.

•	In the event Mr. Jandt dies during the term of the Employment Agreement, Rubicon will pay to the estate of Mr. Jandt any earned salary through the date of his death.

Terence Davis:

On March 27, 2008, we entered into an employment agreement with Terence Davis, our president. The Employment Agreement provides for a one year term commencing on April 1, 2008 and expiring on March 31, 2009, with an automatic one year renewal unless otherwise terminated as described in the agreement. Mr. Davis is entitled to the following compensation pursuant to the Employment Agreement.

•	We have agreed to pay Mr. Davis a base salary of $8,000 per month with yearly adjustments being determined by specified criteria and our board of directors.
•	Mr. Mangiapane will be eligible to participate in our Stock Option Plan and Stock Purchase Plan during the term of his employment.
•

In the event we terminate Mr. Davis’ employment agreement without “cause” (as defined in the Employment Agreement) or Mr. Davis resigns with “good reason” (as defined in the Employment Agreement), Mr. Davis shall be entitled to receive, through the end of the term his base salary and incentive compensation.

•

If the Employment Agreement is terminated for “cause” (as defined in the Employment Agreement), Mr. Davis shall receive his base salary and incentive compensation through the date of termination. However, if a dispute arises between us and Mr. Davis that is not resolved within 60 days and neither party initiates arbitration, we have the option to pay Mr. Davis a lump sum of 6 months base salary as “severance payment” rather than pay Mr. Davis’ salary and incentive compensation, if any, through the date of termination.

•

In the event Mr. Davis becomes incapacitated by reason of accident, illness, or other disability whereby he is unable to carry on substantially all of his normal duties for a continuous period of 120 days, the Employment Agreement will terminate and Mr. Davis will receive (1) through the end of the fiscal year his incentive compensation and (2) his base salary for a 6 month period reduced by the amount of any payment received from disability insurance proceeds.

•	In the event Mr. Davis dies during the term of the Employment Agreement, we will pay to the estate of Mr. Davis his incentive compensation and his base salary for a period of 6 months.

Change in Control Arrangements

Rubicon has entered into employment agreements with Joseph Mangiapane, Jr., its chief executive officer, and Terence Davis, its president. Both of these employment agreements allow for them to resign for good reason upon a change in control of Rubicon. Upon either of their respective resignations for good reason, Mr. Mangiapane would continue to receive, through the end of the Term of his Agreement (up to 3 years), his incentive compensation in accordance with the terms and conditions of his agreement up to a cap of 6 times his annual salary and his salary at the rate then in effect and Mr. Davis would continue to receive, through the end of the Term of his Agreement (up to 1 year), his incentive compensation in accordance with the terms and conditions of his agreement and his salary at the rate then in effect. Further, Mr. Mangiapane’s and Davis’ stock options shall remain exercisable for the entire five (5) year term of the options.

For purposes of the employment agreements, a change in control is defined as:

(i)	a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction in a transaction approved by the shareholders, or the sale, transfer, or other disposition of more than fifty percent (50%) of the total combined voting power of our outstanding securities to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(ii) the sale, transfer or other disposition of all or substantially all of the our assets in complete liquidation or dissolution of our Company other than in connection with a transaction described in (i) above.

Director Compensation

The following table sets forth compensation paid to Rubicon’s board members during the year ended December 31, 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Joseph Mangiapane, Jr.	-	$6,875(1)	-	-	-	$6,875

Terence Davis	$48,000(2)	$15,875(3)	-	-	-	$63,875

Suzanne Herring	$12,000(4)	$6,875(1)	-	-	$112,650(5)	$131,525

James Udel	-	$15,875(3)	-	-	-	$15,875

Brad Bunch	-	$15,875(3)	-	-	-	$15,875

Craig Triance	-	$15,875(3)	-	-	-	$15,875

Todd Vande Hei	-	$3,875(6)	-	-	-	$3,875

(1)

Amount represents the estimated total fair market value of 5,000 shares of common stock issued for services as a Director (2,500 shares in March 2007 valued at $3,000 and 2,500 shares in August 2007 valued at $3,875) under SFAS 123(R), as discussed in Note 6 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement.

(2)	Mr. Davis was paid $4,000 per month for his services as the Audit Committee chairman and as a member of the Governance, Nominating, and Compensation Committee.

(3)

Amount represents the estimated total fair market value of 12,500 shares of common stock issued for services as a Director (10,000 shares in March 2007 valued at $12,000 and 2,500 shares in August 2007 valued at $3,875) under SFAS 123(R), as discussed in Note 6 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement.

(4)	Ms. Herring was paid $1,000 per month for her services as an audit committee member.

(5)

Amount includes: (i) $7,500 in cash paid to Ms. Herring for the preparation of federal tax returns; (ii) $60,000, which is the estimated total fair market value of 50,000 shares of common stock issued to Accuity Financial Services, Inc., a company Ms. Herring controls, for prior consulting services under SFAS 123(R), as discussed in Note 6 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement; and (iii) $45,150 in cash paid to Accuity Financial Services, Inc. for consulting services.

(6)

Amount represents the estimated total fair market value of 2,500 shares of common stock issued in August 2007 for services as a Director under SFAS 123(R), as discussed in Note 6 to Rubicon’s audited financial statements for the year ended December 31, 2007 included in its Form 10-K enclosed with this proxy statement.

Directors receive equity compensation of 2,500 restricted shares of common stock per year of service. Further, directors who are not employees receive compensation of $500 for each meeting of the board, as well as travel expenses if required. From time to time, certain directors who are not employees may also receive grants of options to purchase shares of Rubicon common stock. In addition, Rubicon has agreed to compensate Suzanne Herring, one of the Directors, $1,000 per month for her services as an Audit Committee member and Terence Davis $4,000 per month for his services as the Audit Committee chairman and as a member of the Governance, Nominating, and Compensation Committee.

 Security Ownership of Certain Beneficial Owners and Management

The following table presents information, to the best of Rubicon’s knowledge, about the ownership of Rubicon’s common stock on April 30, 2008 relating to those persons known to beneficially own more than 5% of Rubicon’s capital stock and by Rubicon’s directors and executive officers. The percentage of beneficial ownership for the following table is based on 11,360,662 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the shareholder has sole or shared voting or investment power. It also includes shares of common stock that the shareholder has a right to acquire within 60 days after April 30, 2008 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of Rubicon’s common stock.

Name of Beneficial Owner, Officer or Director(1)	Number of Shares	Percent of Outstanding Shares of Common Stock(2)
Joseph Mangiapane, Jr., Chief Executive Officer(3)	2,790,000(4)	24.6%
Terence Davis, President and Principal Financial Officer(3)	812,500(5)	7.2%
Thomas Jandt, Vice President of Business Development(3)	1,390,000(6)	12.2%
Brad Bunch, Director(3)	12,500	0.1%
James Udel, Director(3)	12,500	0.1%
Craig Triance, Director(3)	12,500	0.1%
Suzanne Herring, Director(3)	55,000	0.5%
Todd Vande Hei, Director(3)	662,500(7)	5.8%
Directors and Officers as a Group	5,747,500	50.6%

Timothy McDermott 224 Grassmere Avenue Oakdale, NY 11769	900,100	7.9%
Total Beneficial Owners as a group	900,100	7.9%

Directors, Officers and Beneficial Owners as a Group	6,647,600	58.5%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Figures are rounded to the nearest tenth of a percent.

(3)	The address of each person is care of Rubicon: 19200 Von Karman Ave., Suite 350, Irvine, California 92612.

(4)	Includes 500,000 options, exercisable at $1.00 per share through December 31, 2011.

(5)	Includes 500,000 options, exercisable at $2.50 per share through December 25, 2012.

(6)	Includes 200,000 shares held by Mr. Jandt’s children.

(7)	Included 100,000 warrants, exercisable at $3.00 per share through August 23, 2009.

Certain Relationships and Related Transactions

Fair value of rents and services contributed by officers

Prior to emerging from its status as a development stage company, Dial-A-Cup operations occurred out of the residence of two officers. The Company has estimated that the fair value of rents contributed by these officers using an estimated market price of rent for office space in the surrounding areas. For the years ended December 31,

2007 and 2006, the Company recorded $0 and $17,000, respectively, in general and administrative expense and the corresponding increase in additional paid-in capital. Further, the Company estimated that the fair value of donated services received from these officers to be $100,000 annually for each. At December 31, 2007 and 2006, $0 and $200,000, respectively has been included in officers’ compensation on the accompanying consolidated statements of operations and additional paid-in capital on the accompanying consolidated balance sheet.

Demand notes payable related

Previously, the Company’s operations were funded by Joseph Mangiapane, Sr., the founder of Dial-A-Cup, our wholly owned subsidiary. As of December 31, 2007, total amounts loaned to the Company by Mr. Mangiapane, Sr. were $156,038. The proceeds loaned have been used to fund operations and for the development of a prototype of Dial-A-Cup’s beverage dispenser. The note bears interest of 10% per annum and is due on demand. During the year ended December 31, 2007 and 2006, $15,602 and $15,634 of interest expense has been recorded related to the note, respectively.

Donated capital

During the year ended December 31, 2007, Rubicon Financial Insurance Incorporated received $12,500 from its president for payment of professional fees. The note is non-interest bearing and due on demand. As of December 31, 2007, the president donated the entire principal balance of the note to capital.

Consulting Fees Paid to a Director

Suzanne Herring, one of Rubicon’s Directors and a member of the Audit Committee, is the president of Accuity Financial Services, Inc. (f/k/a Opus Pointe), a consulting services company, which received $45,150 in cash compensation and was issued 50,000 shares of our common stock (valued at $60,000) for services performed for Rubicon and its subsidiaries during 2007. In addition, Rubicon paid Ms. Herring $7,500 in cash for the preparation of federal tax returns. Ms. Herring is now president of Accuity Financial Inc., a financial accounting and accounting services company, which provides professional services to Rubicon on an ongoing basis. Because of the remuneration paid to Ms. Herring and the companies she controls, Ms. Herring is not deemed to be an independent director. Further, Rubicon’s board of directors has reviewed Ms. Herring’s relationships with Rubicon an! d has consented to the potential conflicts of interests involving Ms. Herring.

PROPOSAL 2. AFFIRM THE APPOINTMENT OF WEAVER & MARTIN, LLC AS AUDITORS FOR THE NEXT YEAR

Rubicon’s board of directors has selected Weaver & Martin, LLC as its independent auditor for the current fiscal year, and the board is asking shareholders to ratify that selection. Although current law, rules, and regulations require Rubicon’s independent auditor to be engaged, retained, and supervised by the board of directors in the absence of an audit committee, Rubicon’s board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Weaver & Martin for ratification by shareholders as a matter of good corporate practice.

On January 15, 2007, Rubicon dismissed De Joya Griffith & Company, LLC as its independent auditor and appointed Weaver & Martin, LLC, as its independent accountants for the year ended December 31, 2006. This was a change in accountants recommended and approved by Rubicon’s executive management and board of directors. Weaver & Martin, LLC were engaged by Rubicon on January 15, 2007. During the most recent two fiscal years and the portion of time preceding the decision to engage Weaver & Martin, LLC, Rubicon did not nor did anyone engaged on its behalf consult with Weaver & Martin, LLC regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as define! d in Item 304(a)(10(iv) of Regulation S-B) or a reportable event.

No audit reports were issued by De Joya Griffith & Company, LLC with respect to Rubicon’s financial statements for any fiscal years. From October 31, 2006, through the date of De Joya Griffith & Company, LLC’s dismissal, there were no disagreements between Rubicon and De Joya Griffith & Company, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Joya Griffith & Company, LLC would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the ratification of the selection of Weaver & Martin as its independent auditor for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

INDEPENDENT PUBLIC ACCOUNTANTS

Weaver & Martin, LLC served as Rubicon’s principal independent public accountants for fiscal 2007 and 2006 year audits. Representatives from Weaver & Martin will not be present at the meeting of shareholders. Therefore, they will not be making a statement and will not be available to respond to any questions.

Aggregate fees billed to Rubicon for the year ended December 31, 2007 and 2006 by Weaver & Martin, LLC were as follows:

	For the Years Ended December 31,
	2007	2006

(1) Audit Fees*	$46,200	$10,000

(2) Audit-Related Fees	--	--

(3) Tax Fees	--	--

(4) All Other Fees	--	--

Total fees paid or accrued to our principal accountant	$46,200	$10,000

* Audit fees include fees for the audit of Rubicon’s consolidated financial statements and interim reviews of its quarterly financial statements.

(5) Audit Committee Policies and Procedures

The services performed by Weaver & Martin, LLC in connection with engagements subsequent to May 5, 2003, were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee on February 15, 2007. The pre-approval policy is included herein as Exhibit A.

(6) If greater than 50 percent, disclose the percentage of hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees.

Not applicable.

Report of the Audit Committee

March 31, 2008

To the Board of Directors of Rubicon Financial Incorporated

We have reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries to be set forth in the Corporation’s 2007 Annual Report to Shareholders and at Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 with management of the Corporation and Weaver & Martin, LLC, independent public accountants for the Corporation.

We have discussed with Weaver & Martin, LLC the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” Statement on Auditing Standards No. 99, “Consideration of Fraud in a Financial Statement Audit” and Securities and Exchange Commission rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a.

We have received the written disclosures and the letter from Weaver & Martin, LLC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and have discussed with Weaver & Martin, LLC its independence from the Corporation.

Based on the review and discussions with management of the Corporation and Weaver & Martin, LLC referred to above, we recommend to the Board of Directors that the Corporation publish the consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 2007 in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Corporation’s 2007 Annual Report to Shareholders.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation’s independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the reports of the Corporation’s independent public accountants with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Terence Davis, Chairman
Suzanne Herring

OTHER MATTERS

As of the date of this statement Rubicon management knows of no business to be presented to the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any shareholder proposal about which Rubicon did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail. Expense of distributing this Proxy Statement to shareholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this Proxy Statement, will be borne exclusively by Rubicon.

Revocation and Use of Proxies

The enclosed proxy is solicited on behalf of Rubicon’s Board of Directors. A Shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) delivering a written notice revoking the proxy to Rubicon before the vote at the Annual meeting; (ii) executing a proxy with a later date and delivering it to Rubicon before the vote at the Annual meeting; or (iii) attending the Annual meeting and voting in person. Any written notice of revocation should be delivered to the attention of Rubicon Incorporated, 19200 Von Karman Avenue, Suite 350, Irvine, California 92612. Attendance at the Annual meeting without casting a ballot will not, by itself, constitute revocation of a proxy.

Subject to proper revocation, all shares of Rubicon’s common stock represented at the Annual meeting by properly executed proxies received by Rubicon will be voted in accordance with the instructions contained in such proxies. Executed, but unmarked, proxies will be voted “FOR” approval of the Proposals.

Annual Report

The annual report on Form 10-K for 2007 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material. A copy of the 2007 Form 10-K report as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to Terence Davis, Secretary, Rubicon Incorporated, 19200 Von Karman Avenue, Suite 350, Irvine, California 92612. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of Rubicon on April 30, 2008. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2007 Form 10-K is also available through the Securities and Exchange Commission’s World Wide Web site (www.sec.gov).

  Proposals of Shareholders

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2009 Annual Meeting must be received by Rubicon by December 31, 2008. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail -- return receipt requested. Shareholders who intend to present a proposal at the 2009 Annual Meeting without including such proposal in Rubicon’s proxy statement must provide Rubicon notice of such proposal no later than March 17, 2009. Rubicon reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Where You Can Find More Information

Rubicon files annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Rubicon’s filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

Shareholders may obtain documents by requesting them in writing or by telephone (949-798-7220) from Rubicon at the following address: 19200 Von Karman Avenue, Suite 350, Irvine, California 92612.

You should rely only on the information contained in this proxy statement. Rubicon has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 30, 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

By order of the Board of Directors

/s/ Joseph Mangiapane, Jr.

                                                                                                  Joseph Mangiapane, Jr., Chairman

Irvine, California

April 30, 2008

RUBICON FINANCIAL INCORPORATED

PROXY

Annual Meeting of Shareholders

June 19, 2008

This Proxy is solicited on behalf of the Rubicon Board of Directors

The undersigned appoints the Board of Directors of Rubicon Financial Incorporated with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of Shareholders of Rubicon Financial to be held Thursday June 19, 2008, beginning at 10:00 a.m., local time, at the offices of Rubicon Financial Incorporated, 19200 Von Karman Avenue, Suite 350, Irvine, California, 92612 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to Shareholders dated April 30, 2008, a copy of which has been received by the undersigned as follows:

1.	Vote	☐	Withhold Vote	☐

for the election of the following nominees as directors of the Company, to serve until the next annual meeting and until their successors are elected and qualify:

Joseph Mangiapane, Jr.

Terence Davis

Brad Bunch

James Udel

Craig Triance

Suzanne Herring

Todd Vande Hei

Please indicate the names of those for whom you are withholding your vote:

____________________________________________________________

2.	Vote	☐	Withhold Vote	☐

for the affirmation of Weaver & Martin, LLC as auditors for the next year.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THE PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ______________________, 2008	Number of Shares_____________________

Please sign exactly as

your name appears on

your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here:

persons, all of them must

sign this proxy. If signing
in representative capacity,	Signature
please indicate your title.	Print Name Here:

Please check the following box if you intend to attend the annual meeting in person:	☐

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO JUNE 13, 2008.

Mail To: Rubicon Financial Incorporated,

19200 Von Karman Avenue, Suite 350, Irvine, California 92612

Exhibit A

Rubicon Financial Incorporated

Audit Committee

Audit and Non-Audit Services Pre-Approval Policy

As Adopted on February 15, 2007

I.	Statement of Principles

Under the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company.

As set forth in this Policy, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee.

The purpose of this Policy is to set forth the procedures by which the Audit Committee intends to fulfill its responsibilities. It does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent auditor to management.

The independent auditor has reviewed this Policy and believes that implementation of the policy will not adversely affect the auditor’s independence.

II.	Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.	Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant general pre-approval to other Audit services, which are those services that only the independent auditor reasonably can provide.

IV.	Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

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VI.	All Other Services

All Other permissible services must be specifically pre-approved by the Audit Committee.

The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of the SEC’s prohibited non-audit services and the applicability of exceptions to certain of the prohibitions.

VII.	Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

VIII.	Procedures

Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Principal Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Principal Financial Officer and must include a detailed description of the services to be rendered. The Principal Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

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